2929 California Street Torrance, California 90503 Tel. 310.212.7910 Fax. 310.212.6315 800.890.9988 www.motorcarparts.com
FOR IMMEDIATE RELEASE
Motorcar Parts of America, Inc. Completes $40 Million
Private Placement Financing
LOS ANGELES, CA., May 24, 2007 — Motorcar Parts of America, Inc. (“MPA” or “Company”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, announced that on May 23, 2007 it closed the private placement of 3,641,909 shares of the Company’s common stock with certain accredited investors at a price of $11.00 per share for aggregate gross proceeds of $40,061,000. In connection therewith, the Company issued warrants to purchase up to 546,283 shares of its common stock, at an exercise price of $15.00 per share, that are callable by MPA under certain conditions. The proceeds will be used for general corporate purposes.
The shares and warrants are not registered under the Securities Act, or any state securities laws, and were sold and issued in a private placement transaction under Regulation D. Unless the shares and warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. MPA is obligated to register the shares, including the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed on or prior to July 31, 2007. Additional information about the private placement financing is set forth in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.
Selwyn Joffe, Chairman, President and CEO of MPA stated “We are very pleased. The closing of our private placement financing has broadened our investor base and provided MPA with the capital we need to continue to expand our business and complete our transition to off-shore manufacturing.”
About MPA
Motorcar Parts of America, Inc. is a leading remanufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, and Nashville, Tennessee, as well as in Mexico, Singapore and Malaysia. MPA’s websites are located at www.motorcarparts.com and www.quality-built.com.
Disclosure Regarding Private Securities Litigation Reform Act of 1995
This press-release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, the increasing strain on our cash position, including the significant strain on working capital associated with large core inventory purchases from customers of the type we have increasingly made, our ability to obtain any additional financing we may seek or require, our ability to achieve positive cash flows from operations, potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the Securities and Exchange Commission’s review of our previously filed public reports, lower revenues than anticipated from new and existing contracts, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, any meaningful difference between projected production needs and ultimate sales to our customers, increases in interest rates, changes in the financial condition of any of our major customers, the impact of high gasoline prices, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, difficulty in obtaining component parts or increases in the costs of those parts, political or economic instability in any of the foreign countries where we conduct operations, unforeseen increases in operating costs and other factors discussed herein and in our other filings with the Securities and Exchange Commission.

For more information, contact:

Crocker Coulson President CCG Investor Relations (310) 231-8600 ext. 103 crocker.coulson@ccgir.com or Elaine Ketchmere, VP Financial Writing elaine.ketchmere@ccgir.com (310) 231-8600 ext. 119	Selwyn Joffe Chairman, President & CEO Motorcar Parts of America, Inc. (310) 972-4005
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